Exhibit 23.3
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS
        We do hereby consent to the use of our name in "Item 2. Properties" of the Annual Report on Form 10-K of Stone Energy Corporation (the "Company") for the year ended December 31, 2002 and to incorporate by reference thereof into the Company's previously filed Registration Statements on Form S-8 (Registration Nos. 33-67332, 333-51968, 333-64448 and 333-87849) and S-3 (Registration No. 333-86450).

CAWLEY, GILLESPIE & ASSOCIATES, INC. By: /s/ Kenneth J. Mueller Kenneth J. Mueller Petroleum Engineer
Fort Worth, Texas March 19, 2003